Exhibit 99.1

Allegheny Technologies Updates Fourth Quarter 2009 Outlook

PITTSBURGH--(BUSINESS WIRE)--December 17, 2009--Allegheny Technologies Incorporated (NYSE:ATI) expects fourth quarter 2009 earnings to be in the range of $0.20 to $0.25 per share. ATI had previously said that it expected fourth quarter 2009 earnings to be similar to the $0.01 per share earned in the third quarter 2009.

“ATI will be profitable in 2009,” said L. Patrick Hassey, Chairman, President and Chief Executive Officer. “Each of our three segments is seeing some improvement. Fourth quarter 2009 performance is benefiting from better volume, pricing, and mix for certain products, lower raw materials costs, and our improved cost structure. In addition, we have been growing our position with key customers, and we are expanding our product, market, and global diversification.”

ATI plans to release fourth quarter and full-year 2009 earnings on January 27, 2010, before the market opens. ATI will provide live Internet listening access to its conference call with investors and analysts at 1 p.m. ET on January 27, 2010. The conference call will be broadcast at www.alleghehenytechnologies.com.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which we are unable to predict or control, that may cause our actual results, performance or achievements to materially differ from those expressed or implied in the forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those projected in the forward-looking statements is contained in Allegheny Technologies' filings with the Securities and Exchange Commission. We assume no duty to update our forward-looking statements.

Building the World’s Best Specialty Metals Company™

Allegheny Technologies Incorporated is one of the largest and most diversified specialty metals producers in the world with revenues of $5.3 billion during 2008. ATI has approximately 8,500 full-time employees world-wide who use innovative technologies to offer global markets a wide range of specialty metals solutions. Our major markets are aerospace and defense, chemical process industry/oil and gas, electrical energy, medical, automotive, food equipment and appliance, machine and cutting tools, and construction and mining. Our products include titanium and titanium alloys, nickel-based alloys and superalloys, grain-oriented electrical steel, stainless and specialty steels, zirconium, hafnium, and niobium, tungsten materials, and forgings and castings. The Allegheny Technologies website is www.alleghenytechnologies.com.

CONTACT:
Allegheny Technologies Incorporated
Dan L. Greenfield, 412-394-3004
www.AlleghenyTechnologies.com